Exhibit 10.1

[BANK | LOGO]

TO:                         PAPA JOHN’S INTERNATIONAL, INC. LOUISVILLE

ATTN:                   Swaps Administration

FAX NO:               1(502)261-4190

DATE:                    28 November 2001

RE OUR REF:        40226

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between PAPA JOHN’S INTERNATIONAL, INC. and BANK ONE, KENTUCKY, N.A. on the Trade Date specified below. This Transaction shall be governed by the ISDA MASTER AGREEMENT dated as of 07 February 2000 between the parties (the “Agreement”), and this letter shall constitute a Confirmation thereunder.

The definitions and provisions contained in the 1991 ISDA Definitions (as supplemented by the 1998 Supplement and further amended and supplemented by the 1998 ISDA Euro Definitions) (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and provisions and this Confirmation, this Confirmation will govern.

We are pleased to confirm the terms of the Transaction described below between PAPA JOHN'S INTERNATIONAL, INC. and BANK ONE, KENTUCKY, N.A.

TERM

TRADE DATE:	20 November 2001

EFFECTIVE DATE:	17 March 2003

TERMINATION DATE:	15 March 2006, subject to adjustment in accordance with the Modified Following Business Day Convention.
NOTIONAL AMOUNT:	The following amounts corresponding to the following respective periods (dates subject to the Business Day Convention specified below):

	Period (from and including to but excluding)		Amount

	17 March 2003	15 March 2004	USD 100,000,000.00
	15 March 2004	15 March 2005	USD 80,000,000.00
	15 March 2005	15 March 2006	USD 60,000,000.00

FIXED AMOUNTS

FIXED RATE PAYER:	PAPA JOHN’S INTERNATIONAL, INC.

FIXED RATE PAYER PAYMENT DATES:

Each 15 January, 15 February, 15 March, 15 April, 15 May, 15 June, 15 July, 15 August, 15 September, 15 October, 15 November, 15 December from and including 15 April 2003, to and including 15 March 2006, subject to adjustment in accordance with the Modified Following Business Day Convention.

FIXED RATE:	5.3075%

FIXED RATE DAY COUNT FRACTION:	Actual/360

ROUNDING CONVENTION:	As per ISDA

BUSINESS DAYS:	London, New York

FLOATING AMOUNTS

FLOATING RATE PAYER:	BANK ONE, KENTUCKY, N.A.

FLOATING RATE PAYER
PAYMENT DATES:

Each 15 January, 15 February, 15 March, 15 April, 15 May, 15 June, 15 July, 15 August, 15 September, 15 October, 15 November, 15 December from and including 15 April 2003, to and including 15 March 2006, subject to adjustment in accordance with the Modified Following Business Day Convention.

FLOATING RATE FOR INITIAL CALCULATION PERIOD:

To Be Set (exclusive of spread)

FLOATING RATE OPTION:	USD-LIBOR-BBA

DESIGNATED MATURITY:	1 Month

FLOATING RATE DAY COUNT FRACTION:
Actual/360

RESET DATES:	The first day of each Calculation Period

ROUNDING CONVENTION:	As per ISDA

BUSINESS DAYS:	London, New York

ADDITIONAL PROVISIONS

NEGATIVE INTEREST RATES:        Applicable

Furthermore, in addition to the representations deemed to be made by each of the parties pursuant to Section 3 of the Master Agreement, each party hereby represents and warrants to the other party as follows:

(a)          It qualifies as an “eligible contract participant” under the Commodity Exchange Act.

(b)         It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to this confirmation, other than the representations expressly set forth in the Master Agreement and this confirmation;

(c)        It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and has made its own investment, hedging and trading decisions (including decisions regarding the suitability of this Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party to this confirmation;

(d)         It has a full understanding of all the terms, conditions and risks (economic and otherwise) of this Transaction, and is capable of assuming and willing to assume (financially and otherwise) such risks;

(e)          It is entering into this Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business, and not for purposes of speculation; and

(f)    It is entering into this Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

ACCOUNT DETAILS

Payments to PAPA JOHN’S INTERNATIONAL, INC. in USD;

                    We will settle amounts to your account,            with PNC BANK via the Automatic Clearing House System.

Payments to BANK ONE, KENTUCKY, N.A. in USD;

                    We will settle amounts to your account              with PNC BANK via the Automatic Clearing House System.

Dealing with Confirmations on our behalf:

        Global Derivative Products 312-732-2148

Dealing with Settlements on our behalf:

        Global Derivative Products 1(312)732-4333

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this letter and returning all pages of this letter via facsimile to 312-336-4403/312-732-3465.

Yours sincerely,
BANK ONE, KENTUCKY, N.A.
By:	/s/ Antoinette E. Galvin
Name:	Antoinette E. Galvin
Title:	Assistant Vice President

Confirmed as of the date first above written:

PAPA JOHN’S INTERNATIONAL, INC.
By:	/s/ J. David Flanery
Name:	J. David Flanery
Title:	Vice President of Finance and Corporate Controller

RE: OUR REF: 40226